Exhibit 4.1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT WITH RESPECT TO SHARES. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number 1	Initial Number of shares of Series B
Preferred Stock 12,000,000
CUSIP 03768E 402
ISIN US03768E4026

APOLLO GLOBAL MANAGEMENT, INC.

6.375% Series B Preferred Stock

(Liquidation Preference as specified below)

APOLLO GLOBAL MANAGEMENT, INC., a Delaware corporation (the “Corporation”), hereby certifies that CEDE & CO. (the “Holder”), is the registered owner of the number shown on Schedule I hereto of shares of the Corporation’s designated 6.375% Series B Preferred Stock, with a Series B Liquidation Preference of $25.00 per share (the “Series B Preferred Stock”). The Series B Preferred Stock is fully paid and the Holder of such Series B Preferred Stock will have no obligation to make payments or contributions to the Corporation solely by reason of its ownership of such Series B Preferred Stock. The Series B Preferred Stock is transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series B Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Incorporation of the Corporation dated as of September 5, 2019, and as the same may be further amended from time to time (the “Certificate of Incorporation”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Incorporation. The Corporation will provide a copy of the Certificate of

Incorporation to the Series B Holder without charge upon written request to the Corporation at its principal place of business. In the case of any conflict between this Certificate and the Certificate of Incorporation, the provisions of the Certificate of Incorporation shall control and govern.

Reference is hereby made to the provisions of the Series B Preferred Stock set forth on the reverse hereof and in the Certificate of Incorporation, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Series B Holder is bound by the Certificate of Incorporation and is entitled to the benefits thereunder.

Unless the Transfer Agent has properly countersigned, this Series B Preferred Stock Certificate shall not be entitled to any benefit under the Certificate of Incorporation or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed by the Corporation this 5th of September, 2019.

APOLLO GLOBAL MANAGEMENT, INC.

By:

Name:

Title:

COUNTERSIGNATURE

This is the Series B Preferred Stock referred to in the within-mentioned Certificate of Incorporation.

Dated: September 5, 2019

American Stock Transfer & Trust Company, LLC, as Transfer Agent

By:

Name:

Title:

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REVERSE OF CERTIFICATE FOR SERIES B PREFERRED STOCK

Non-cumulative dividends on each share of Series B Preferred Stock shall be payable at the applicable rate provided in the Certificate of Incorporation.

The Corporation shall furnish without charge to each Series B Holder who so requests a summary of the authority of the Class C Common Stockholder to determine variations for future series within a class of Shares and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of capital issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the Series B Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the Series B Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

SCHEDULE I

APOLLO GLOBAL MANAGEMENT, INC.

Global Series B Preferred Stock Certificate

6.375% Series B Preferred Stock

Certificate Number:

The number of shares of Series B Preferred Stock initially represented by this global Series B Preferred Stock Certificate shall be 12,000,000. Thereafter the Transfer Agent shall note changes in the number of shares of Series B Preferred Stock evidenced by this global Series B Preferred Stock Certificate in the table set forth below:

Date of Exchange	Amount of Decrease in Number of Shares Represented by this Global Series B Preferred Stock Certificate	Amount of Increase in Number of Shares Represented by this Global Series B Preferred Stock Certificate	Number of Shares Represented by this Global Series B Preferred Stock Certificate following Decrease or Increase	Signature of Authorized Officer of Transfer Agent

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